LipidViro Tech, Inc. Delivers Investor Presentation

SALT LAKE CITY, UT -- 02/01/2005 -- LipidViro Tech, Inc. (OTC BB: LVRO) -- On February 1, 2005, the Company offered a presentation of its Fluid Purification and Cardiovascular platforms. In addition, the Company presented an outline of significant corporate milestones achieved during 2004 and anticipated over the next 12 months. Details of the presentation may be found at www.sec.gov and the LipidViro website at www.lipidviro.com.

LipidViro Tech, Inc. is a development-stage biotechnology company engaged in developing drug products, fluid purification processes, and drug production, monitoring and delivery systems. Utilizing the Company's proprietary system and technology, LipidViro has developed a unique therapeutic treatment for cardiovascular disease, including peripheral vascular disease, neuropathy, ulcerated wounds and claudication.

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This release contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance, which are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations. Actual results or performance may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically reports on Form 10-K and Form 10-Q including risk factors that could cause actual results to differ from forward-looking statements. These reports are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.

Contact:
LipidViro
IR@lipidviro.com
801-583-9900